Exhibit 99.1

Turtle Beach Corporation Announces Growth in Revenue, Adjusted EBITDA and Gross Margins in First Quarter 2025 Results AND $75 MILLION SHARE REPURCHASE PROGRAM

–Net Revenue of $63.9 million, up 14% compared to prior year–

–Gross Margin improved to 36.6%, an increase of

approximately 470 basis points compared to prior year–

–Net Loss of $(0.7) million compared to Net Income of $0.2 million in prior year–

–Adjusted EBITDA of $4.1 million, up from $1.4 million in prior year–

–Generated $40.5 million in cash flow from operations, the highest level since 2019–

–Authorized a new $75 million stock repurchase program–

SAN DIEGO, CA – May 8, 2025 – Turtle Beach Corporation (Nasdaq: TBCH), a leading gaming accessories brand, today reported strong financial results, including growth in revenue, Adjusted EBITDA, and gross margins in the first quarter ended March 31, 2025.

First Quarter Highlights

•
Net revenue was $63.9 million, an increase of 14% compared to the prior year period.
•
Gross margin improved approximately 470 basis points to 36.6% compared to 31.8% in the prior year.
•
Net loss was $(0.7) million or ($0.03) per diluted share compared to net income of $0.2 million or $0.01 per diluted share in the prior year period.
•
Adjusted EBITDA was $4.1 million, compared to $1.4 million in the prior year period.
•
Generated $40.5 million in cash flow from operations, the highest level since 2019.
•
Authorized a new $75 million stock repurchase program.

“With incremental revenue and margin from our March 2024 acquisition of PDP, we delivered strong Q1 growth over the prior year, despite a year-to-date decline in gaming accessories markets due to current macroeconomic headwinds. Our Adjusted EBITDA growth reflects the benefits from our expanded portfolio of next-generation gaming accessories and highlights the accretive advantages of our M&A strategy and strong execution,” said Cris Keirn, CEO, Turtle Beach Corporation.

“As we have entered into a dynamic and complex macroeconomic environment, we have rapidly adapted our operations to better position the Company for the future. We have been prepared for the potential shift in tariffs and have quickly responded. We proactively increased inventory levels at the start of the year, and following the announcement in early April of new tariffs, we took immediate and decisive action. We are pleased to report that because of our early planning and preparedness, we are transitioning significant production out of China. As such, following the first quarter, less than 10% of our supply for the U.S. will come from China. For the remainder of 2025, our U.S. supply will primarily come from Vietnam, and we will continue evaluating and implementing further diversification of our end-to-end supply chain. Additionally, we have mitigation plans in place should additional changes occur to the current tariff environment for Vietnam. The portion of our supply chain that we continue maintaining in China will primarily be dedicated to producing goods for non-U.S. shipments.

“Our commitment to long-term value creation extends beyond product innovation. Over the past year, we implemented the largest share repurchase program in the Company’s history, as we continue to opportunistically return capital to shareholders. The recent decision by our board of directors to authorize the repurchase of up to $75 million of our stock over the next two years signals our continued confidence in our prospects and our continued willingness to repurchase the Company’s shares.

“Given recent events in the broader macroeconomic environment, we’ve made thoughtful revisions in our financial outlook. We remain confident in our near-term initiatives, the expertise of our team, and our ability to drive value for shareholders. Our focus on profitability, operational efficiency, and growth continues to drive our efforts as we adapt to these evolving conditions. We appreciate the ongoing support of our shareholders and stakeholders as we work toward more growth in 2026 and execute our strategy for sustainable, long-term success.”

Share Repurchase Update

For the first quarter ended March 31, 2025, the Company repurchased $1.8 million of common stock. Since the Company began repurchasing shares under the prior stock repurchase authorization program in the second quarter of 2024, the Company has repurchased 1.9 million shares for an aggregate purchase price of $29.5 million. In line with its continued commitment to return capital to shareholders, the Company is opportunistically assessing various potential share repurchase strategies. The Company has authorized a new stock repurchase program of up to $75 million over the next two years. The amount and timing of specific repurchases are subject to market conditions, applicable legal requirements, restrictions in the Company’s debt agreements and other factors. The Company intends to fund the share repurchases using cash from operations or short-term borrowings and may suspend or discontinue repurchases at any time. The share repurchase program is scheduled to expire on May 6, 2027.

Balance Sheet and Cash Flow Summary

As of March 31, 2025, the Company had net debt of $43.6 million, comprised of $55.2 million of borrowings less $11.7 million of cash. During the first quarter ended March 31, 2025, the Company generated $40.5 million in cash flow from operations, the highest level since 2019.

Financial Outlook

Due to the ongoing macroeconomic uncertainty and the recent industry announcements regarding new game releases, the Company is revising its financial outlook for the full year 2025. The Company currently expects gaming accessories markets to improve throughout 2025 but remain down for the full year compared to 2024, resulting in Company net revenues in the range of $340 million and $360 million. As the Company continues to execute on its profitability initiatives, it currently expects Adjusted EBITDA to be between $47 million and $53 million.

Earnings Conference Call and Webcast Details

Turtle Beach will host a conference call and audio webcast today, May 8, at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time), during which management will discuss first quarter results and provide commentary on business performance and its current outlook for 2025. A question-and-answer session will follow the prepared remarks.

The conference call may be accessed by telephone by dialing 877-407-0792 or 201-689-8263.

A live audio webcast of the earnings conference call may be accessed on Turtle Beach’s website at corp.turtlebeach.com, along with a copy of this press release and an updated investor presentation. A telephone replay of the call will be available through May 22, 2025, and can be accessed by dialing 1-844-512-2921 or 1-412-317-6671 and entering passcode 13752645. A replay of the webcast will also be available on the investor relations website for a limited time.

About Turtle Beach Corporation

Turtle Beach Corporation (the “Company”) (corp.turtlebeach.com) is one of the world’s leading gaming accessory providers. The Company’s namesake Turtle Beach brand (www.turtlebeach.com) is known for designing best-selling gaming headsets, top-rated game controllers, award-winning PC gaming peripherals, and groundbreaking gaming simulation accessories. Innovation, first-to-market features, a broad range of products for all types of gamers, and top-rated customer support have made Turtle Beach a fan-favorite brand and the market leader in console gaming audio for over a decade. Turtle Beach Corporation acquired Performance Designed Products LLC (www.pdp.com) in 2024. Turtle Beach’s shares are traded on the Nasdaq Exchange under the symbol: TBCH.

Non-GAAP Financial Measures

In addition to its reported results, the Company has included in this earnings release certain financial metrics, including Adjusted EBITDA, that the Securities and Exchange Commission define as “non-GAAP financial measures.” Management believes that such non-GAAP financial measures, when read in conjunction with the Company’s reported results, can provide useful supplemental information for investors analyzing period-to-period comparisons of the Company’s results. Non-GAAP financial measures are not an alternative to the Company’s GAAP financial results and may not be calculated in the same manner as similar measures presented by other companies. “Adjusted EBITDA” is defined by the Company as net income (loss) before interest, taxes, depreciation and amortization, stock-based compensation (non-cash), and certain non-recurring special items that we believe are not representative of core operations, as further described in Table 4. These non-GAAP financial measures are presented because management uses non-GAAP financial measures to evaluate the Company’s operating performance, to perform financial planning, and to determine incentive compensation. Therefore, the Company believes that the presentation of non-GAAP financial measures provides useful supplementary information to, and facilitates additional analysis by, investors. The non-GAAP financial measures included herein exclude items that management does not believe reflect the Company’s core operating performance because such items are inherently unusual, non-operating, unpredictable, non-recurring, or non-cash. See a reconciliation of GAAP results to Adjusted EBITDA included as Table 4 below for the three months ended March 31, 2025, and March 31, 2024.

By providing full year 2025 Adjusted EBITDA guidance, the Company provided its expectation of a forward-looking non-GAAP financial measure. Information reconciling full year 2025 Adjusted EBITDA to its most directly comparable GAAP financial measure, net income (loss), is unavailable to the Company without unreasonable effort due to the variability, complexity, and lack of visibility with respect to certain reconciling items between Adjusted EBITDA and net income (loss), including other income (expense), provision for income taxes and stock-based compensation. These items cannot be reasonably and accurately predicted without the investment of undue time, cost and other resources and, accordingly, a reconciliation of the Company’s Adjusted EBITDA outlook to its net income (loss) outlook for such periods is not provided. These reconciling items could be material to the Company’s actual results for such periods.

Cautionary Note on Forward-Looking Statements

This press release includes forward-looking information and statements within the meaning of the federal securities laws. Except for historical information contained in this release, statements in this release may constitute forward-looking statements regarding assumptions, projections, expectations, targets, intentions, or beliefs about future events. Statements containing the words “may”, “could”, “would”, “should”, “believe”, “expect”, “anticipate”, “plan”, “estimate”, “target”, “goal”, “project”, “intend” and similar expressions, or the negatives thereof, constitute forward-looking statements. Forward-looking statements are only predictions and are not guarantees of performance. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. The inclusion of such information should not be regarded as a representation by the Company, or any person, that the objectives of the Company will be achieved. Forward-looking statements are based on management’s current beliefs and expectations, as well as assumptions made by, and information currently available to, management.

While the Company believes that its expectations are based upon reasonable assumptions, there can be no assurances that its goals and strategy will be realized. Numerous factors, including risks and uncertainties, may affect actual results and may cause results to differ materially from those expressed in forward-looking statements made by the Company or on its behalf. Some of these factors include, but are not limited to, risks related to trade policies, including the imposition of tariffs on imported goods and other trade restrictions, the release and availability of successful game titles, macroeconomic conditions affecting the demand for our products, logistic and supply chain challenges and costs, dependence on the success and availability of third-parties to manufacture and manage the logistics of transporting and distributing our products, the substantial uncertainties inherent in the acceptance of existing and future products, the difficulty of commercializing and protecting new technology, the impact of competitive products and pricing, general business and economic conditions, risks associated with the expansion of our business including the integration of any businesses we acquire and the integration of such businesses within our internal control over financial reporting and operations, our indebtedness, liquidity, and other factors discussed in our public filings, including the risk factors included in the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and the Company’s other periodic reports filed with the Securities and Exchange Commission. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, the Company is under no obligation to publicly update or revise any forward-looking statement after the date of this release whether as a result of new information, future developments or otherwise.

CONTACTS:

Investors:

tbch@icrinc.com

(646) 277-1285

Public Relations & Media:

MacLean Marshall

Sr. Director, Global Communications

Turtle Beach Corporation

858.914.5093

maclean.marshall@turtlebeach.com

Turtle Beach Corporation

Condensed Consolidated Statements of Operations

(in thousands, except per-share data)

(unaudited)

Table 1.

	Three Months Ended
	March 31,	March 31,
	2025	2024
Net revenue	$63,901	$55,848
Cost of revenue	40,534	38,062
Gross profit	23,367	17,786
Operating expenses:
Selling and marketing	12,453	9,013
Research and development	3,993	3,902
General and administrative	8,216	5,674
Insurance recovery	(3,439)	-
Acquisition-related cost	608	4,910
Total operating expenses	21,831	23,499
Operating income (loss)	1,536	(5,713)
Interest expense	2,006	150
Other non-operating expense, net	303	370
Loss before income tax	(773)	(6,233)
Income tax expense (benefit)	(109)	(6,388)
Net income (loss)	$(664)	$155

Net loss per share
Basic	$(0.03)	$0.01
Diluted	$(0.03)	$0.01
Weighted average number of shares:
Basic	20,506	18,321
Diluted	20,506	19,389

Turtle Beach Corporation

Condensed Consolidated Balance Sheets

(in thousands, except par value and share amounts)

Table 2.

	March 31,	December 31,
	2025	2024
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$11,684	$12,995
Accounts receivable, net	42,354	93,118
Inventories	73,664	71,251
Prepaid expenses and other current assets	14,533	11,007
Total Current Assets	142,235	188,371
Property and equipment, net	4,884	5,844
Goodwill	50,428	52,942
Intangible assets, net	40,382	42,398
Other assets	9,095	9,306
Total Assets	$247,024	$298,861
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Revolving credit facility	$6,592	$49,412
Accounts payable	39,539	34,839
Other current liabilities	26,294	39,421
Total Current Liabilities	72,425	123,672
Debt, non-current	45,544	45,620
Income tax payable	1,367	1,362
Other liabilities	6,814	7,603
Total Liabilities	126,150	178,257
Commitments and Contingencies
Stockholders’ Equity
Common stock	20	20
Additional paid-in capital	240,150	239,983
Accumulated deficit	(118,758)	(118,094)
Accumulated other comprehensive loss	(538)	(1,305)
Total Stockholders’ Equity	120,874	120,604
Total Liabilities and Stockholders’ Equity	$247,024	$298,861

Turtle Beach Corporation

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

Table 3.

	Three Months Ended
	March 31, 2025	March 31, 2024

CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(664)	$155
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	1,110	916
Amortization of intangible assets	2,016	560
Amortization of debt financing costs	276	70
Stock-based compensation	1,912	1,105
Deferred income taxes	(445)	(6,716)
Change in sales returns reserve	1,873	(2,410)
Provision for obsolete inventory	486	794
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	48,891	35,918
Inventories	(2,899)	(3,063)
Accounts payable	4,716	8,065
Prepaid expenses and other assets	(3,473)	(357)
Income taxes payable	(1,401)	2
Other liabilities	(11,946)	(7,782)
Net cash provided by operating activities	40,452	27,257
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(166)	(731)
Acquisition of a business, net of cash acquired	2,515	(75,494)
Net cash provided by (used for) investing activities	2,349	(76,225)
CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings on revolving credit facilities	65,276	80,288
Repayment of revolving credit facilities	(108,096)	(80,288)
Proceeds of term loan	-	50,000
Repayment of term loan	(312)	(104)
Proceeds from exercise of stock options and warrants	5	1,257
Repurchase of common stock	(1,750)	-
Debt issuance costs	-	(3,170)
Net cash (used for) provided by financing activities	(44,877)	47,983
Effect of exchange rate changes on cash and cash equivalents	765	75
Net decrease in cash and cash equivalents	(1,311)	(910)
Cash and cash equivalents - beginning of period	12,995	18,726
Cash and cash equivalents - end of period	$11,684	$17,816

Turtle Beach Corporation

GAAP to Adjusted EBITDA Reconciliation

(in thousands)

Table 4.

	Three Months Ended
	March 31,
	2025	2024
	(in thousands)
Net (loss) income	$(664)	$155
Interest expense	2,006	150
Depreciation and amortization	3,126	1,476
Stock-based compensation	1,912	1,105
Income tax benefit (1)	(109)	(6,388)
Restructuring expense (2)	5	41
Acquisition-related expense (3)	608	4,910
Insurance recovery (4)	(3,439)	—
Loss on inventory in transit and other costs (5)	605	—
Adjusted EBITDA	$4,050	$1,449

(1)
An income tax benefit of $7.0 million was recorded in the three months ended March 31, 2024 as a result of the reversal of a portion of the Company’s deferred tax asset valuation allowance.
(2)
Restructuring charges are expenses that are paid in connection with reorganization of our operations. These costs primarily include severance and related benefits.
(3)
Acquisition-related cost includes one-time costs we incurred in connection with acquisitions including warehouse lease impairment, professional fees such as legal and accounting along with other certain integration related costs.
(4)
Insurance proceeds from claims related to a loss of inventory while in transit that occurred in the fourth quarter of 2024.
(5)
Certain professional fees related to recovery initiatives in connection with a loss of Turtle Beach inventory while in transit that occurred in the fourth quarter of 2024.